UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2009

BPW ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33979	26-1259837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Washington Boulevard Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 653-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 8, 2009, BPW Acquisition Corp. (“BPW”) issued a press release announcing that it has entered into a definitive merger agreement pursuant to which it will be acquired by The Talbots, Inc. (“Talbots”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Important Additional Information and Where to Find It

Talbots and BPW intend to file with the SEC and mail to their respective security holders an Information Statement/Proxy Statement/Prospectus in connection with the transaction. Investors and security holders are urged to read the Information Statement/Proxy Statement/Prospectus carefully when it is available because it contains important information. Investors and security holders will be able to obtain free copies of the Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by Talbots and BPW through the web site maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge from Talbots by requesting them in writing to Investor Relations Department, One Talbots Drive, Hingham, MA 02043 or by telephone at (781) 741-4500, and from BPW by requesting them in writing to Arjay (Richard) Jensen, SVP of BPW at BPW Acquisition Corp., 750 Washington Boulevard, Stamford, CT 06901 or by telephone at (212) 287-3310.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are filed with this Form 8-K:

Exhibit Number	Exhibit
99.1*	Press Release, dated December 8, 2009.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2009		BPW ACQUISITION CORP.

	By:	/s/ Gary S. Barancik
Gary S. Barancik
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release, dated December 8, 2009.

* Filed herewith